UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2013

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Credit Agreement

On July 1, 2013, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”) and TD Group entered into Amendment No. 1 (the “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of February 28, 2013, by and among TransDigm, TD Group, the subsidiaries of TransDigm named therein, Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), and the other agents and lenders named therein (as amended, the “Credit Agreement”). The Amendment permits, among other things, a special dividend of up to $1.9 billion to the holders of TD Group’s common stock, par value $.01 per share, the issuance of the 2021 Notes (as defined below), certain changes to certain negative covenants under the Credit Agreement, a modification to the financial covenant contained in the revolving credit facility established pursuant to the Credit Agreement and a modification to the incremental term loan facility established pursuant to the Credit Agreement by excluding the Incremental Term Facility (as defined below) from the calculation of the availability thereunder.

Incremental Term Loan Assumption Agreement

On July 1, 2013, in accordance with the terms of the Credit Agreement, TransDigm, TD Group, the subsidiaries of TransDigm named therein, the Agent and the other agents and lenders named therein entered into that certain Incremental Term Loan Assumption Agreement (the “Term Loan Assumption Agreement”). The Term Loan Assumption Agreement provides for incremental term loans in the form of additional Tranche C Term Loans (as defined therein) in the aggregate principal amount of $900 million (the “Incremental Term Facility”), which Incremental Term Facility was fully drawn on July 1, 2013. The terms and conditions that apply to the Incremental Term Facility are substantially the same as the terms and conditions that apply to the existing Tranche C Term Loans under the Credit Agreement.

The lenders and the agents (and each of their respective subsidiaries or affiliates) under the Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, TransDigm and TD Group and their respective subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from TransDigm and TD Group and their respective subsidiaries or affiliates, for such services.

Issuance of Senior Subordinated Notes; Indenture

On July 1, 2013, TransDigm issued $500 million in aggregate principal amount of its 7.50% Senior Subordinated Notes due 2021 (the “2021 Notes”) at an issue price of 100% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States under Regulation S under the Securities Act. The 2021 Notes were issued pursuant to an indenture dated as of July 1, 2013 (the “Indenture”) among TransDigm, as issuer, TD Group and the subsidiaries of TransDigm named therein as guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

The 2021 Notes bear interest at the rate of 7.50% per annum, which accrues from July 1, 2013 and is payable semiannually in arrears on January 15 and July 15 of each year, commencing on January 15, 2014. The 2021 Notes mature on July 15, 2021, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

TransDigm may redeem some or all of the 2021 Notes at any time after July 1, 2013 at the redemption prices and on the terms specified in the Indenture. If TD Group or TransDigm experiences specific kinds of changes in control or TD Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm must offer to repurchase the 2021 Notes on the terms set forth in the Indenture.

The 2021 Notes are subordinated to all of TransDigm’s existing and future senior debt, rank equally with all of its existing and future senior subordinated debt and rank senior to all of its future debt that is expressly subordinated to the 2021 Notes. The 2021 Notes are guaranteed on a senior subordinated unsecured basis by TD Group and its wholly-owned domestic subsidiaries named in the Indenture. The guarantees of the 2021 Notes are subordinated to all of the guarantors’ existing and future senior debt, rank equally with all of their existing and future senior subordinated debt and rank senior to all of their future debt that is expressly subordinated to the guarantees of the 2021 Notes. The 2021 Notes are structurally subordinated to all of the liabilities of TD Group’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit TD Group’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TD Group or TransDigm, all outstanding 2021 Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding 2021 Notes may declare all the 2021 Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the 2021 Notes, TransDigm, TD Group, TransDigm’s subsidiary guarantors party thereto, and UBS Securities LLC and Credit Suisse Securities (USA) LLC as representative for the initial purchasers listed therein, entered into a registration rights agreement, dated July 1, 2013 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, TransDigm and the guarantors agreed, for the benefit of the holders of the 2021 Notes, that they will file with the Securities and Exchange Commission (the “SEC”) within 180 days after the date the 2021 Notes are issued, and use their commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the 2021 Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the 2021 Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Under certain circumstances, including, if applicable, interpretations of the staff of the SEC, if TransDigm is not permitted to effect the exchange offer, TransDigm and the guarantors will use their reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the 2021 Notes and to keep that shelf registration statement effective until the second anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all 2021 Notes covered by the shelf registration statement have been sold.

If the exchange offer registration statement is not filed by December 30, 2013, the shelf registration statement is not filed within 60 days after the date on which the obligation to file the shelf registration statement arises, the exchange offer registration statement or, if required, the shelf registration statement is not declared effective by the SEC by March 28, 2014, the exchange offer is not completed within 40 days after the filing of the exchange offer registration statement (or, if required, the shelf registration statement is not declared effective within 60 days after the filing of the shelf registration statement), or after either the exchange offer registration statement or the shelf registration statement is declared or becomes effective, such registration statement ceases to be effective or usable, TransDigm will pay additional interest at the rate of $0.05 per week per $1,000 principal amount of 2021 Notes for the first 90-day period immediately following, and increasing by an additional $0.05 per week per $1,000 principal amount of 2021 Notes for each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, at which time the interest rate will revert to the original interest rate on the date the 2021 Notes were originally issued.

The above summaries of the Amendment, the Term Loan Assumption Agreement, the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the Amendment, the Term Loan Assumption Agreement, the Indenture and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 4.4, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On July 3, 2013, TD Group issued a press release announcing the completion of its previously announced offering of $500 million of 7.50% Senior Subordinated Notes due 2021 and that it received the funding from the Incremental Term Facility of $900 million at a current interest rate of approximately 3.8%. The Press Release also announced that TD Group’s board of directors authorized and declared a one-time special cash dividend of $22.00 on each outstanding share of common stock. The record date for the special dividend is July 15, 2013, and the payment date for the dividend is July 25, 2013. A copy of this press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 on Form 8-K and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Indenture, dated as of July 1, 2013, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to TransDigm Inc.’s 7.50% Senior Subordinated Notes due 2021.

4.2	Form of 7.50% Senior Subordinated Notes due 2021 (included in Exhibit 4.1).

4.3	Form of Notation of Guarantee (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of July 1, 2013, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and UBS Securities LLC and Credit Suisse Securities (USA) LLC as representatives for the initial purchasers listed therein.

10.1	Amendment No. 1, dated as of July 1, 2013, relating to the Amended and Restated Credit Agreement, dated as of February 28, 2013, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the lenders party thereto, as lenders, and Credit Suisse AG, as administrative agent and collateral agent.

10.2	Incremental Term Loan Assumption Agreement, dated as of July 1, 2013, relating to Amended and Restated Credit Agreement, dated as of February 28, 2013, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the lenders party thereto, as lenders, and Credit Suisse AG, as administrative agent.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus

Name: Gregory Rufus
Title: Executive Vice President, Chief Financial
Officer and Secretary

Dated: July 1, 2013

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture, dated as of July 1, 2013, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to TransDigm Inc.’s 7.50% Senior Subordinated Notes due 2021.

4.2	Form of 7.50% Senior Subordinated Notes due 2021 (included in Exhibit 4.1).

4.3	Form of Notation of Guarantee (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of July 1, 2013, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and UBS Securities LLC and Credit Suisse Securities (USA) LLC as representatives for the initial purchasers listed therein.

10.1	Amendment No. 1, dated as of July 1, 2013, relating to the Amended and Restated Credit Agreement, dated as of February 28, 2013, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the lenders party thereto, as lenders, and Credit Suisse AG, as administrative agent and collateral agent.

10.2	Incremental Term Loan Assumption Agreement, dated as of July 1, 2013, relating to Amended and Restated Credit Agreement, dated as of February 28, 2013, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the lenders party thereto, as lenders, and Credit Suisse AG, as administrative agent.

99.1	Press Release.